SUBLICENSE AGREEMENT

           This Sublicense Agreement (the "Sublicense Agreement"), dated as of August 30, 2018, is made by and among the First Trust S&P International Dividend Aristocrats ETF (the "Sublicensee") and First Trust Advisors L.P. ("First Trust" or "Sublicensor").

                             W I T N E S S E T H :

           WHEREAS, pursuant to that certain ETF Master Agreement and related ETF License Number One, dated as of October 14, 2011, as amended, by and between S&P Opco LLC (a subsidiary of S&P Dow Jones Indices LLC ("Licensor")) and First Trust ("License Agreement"), Licensor has granted First Trust a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (as further described in the License Agreement, the "S&P Marks") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Product");

           WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Product and to use and refer to the Intellectual Property in connection therewith; and

           WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

           1. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the S&P International Dividend Aristocrats Index (the "S&P Index") and the S&P Marks in connection with the issuance, distribution, marketing and/or promotion of the First Trust S&P International Dividend Aristocrats ETF.

           2. Sublicensee agrees to reimburse Sublicensor for all License Fees paid by Sublicensor to Licensor under the License Agreement.

           3. The Sublicensee acknowledges that it has received and read a copy of the License Agreement and consents and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on Licensor.

           IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

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FIRST TRUST S&P INTERNATIONAL              FIRST TRUST ADVISORS L.P.
DIVIDEND ARISTOCRATS ETF


/s/ James M. Dykas                         /s/ James M. Dykas
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By: James M. Dykas                       By:   James M. Dykas
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Title:   President                       Title:     CEO
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